Exhibit 99.1
N-able Announces Fourth Quarter and Full-Year 2022 Results

Full-Year 2023 Revenue Outlook of 10% to 11% Year-Over-Year Growth, 11% to 12% on a Constant Currency Basis, and Adjusted EBITDA Margin Outlook of 30% to 31%

Fourth Quarter Subscription Revenue Increased 7% Year-Over-Year, 13% in Constant Currency

TTM Dollar-Based Net Retention Rate of 103% Includes ~5 Points of Negative FX Impact

BURLINGTON, Massachusetts - February 23, 2023 - N-able, Inc. (NYSE:NABL), a global software company helping IT services providers deliver remote monitoring and management, data protection as-a-service, and security solutions, today reported results for its fourth quarter and full-year ended December 31, 2022.

“Last year illustrated the strength of our business model, as we delivered strong financial results, executed on our strategic initiatives to enhance our product portfolio and elevated our reputation as vendor of choice for the MSP market,” said N-able president and CEO John Pagliuca. “In 2023, we intend to work with our partners to raise the bar and continue to provide them with the tools and services that they need to manage their small and medium enterprise customer environments, secure their endpoints and cloud assets, and grow their businesses and the value they provide in their markets. We are focused and inspired by our partners to innovate, guide, and empower them to achieve their business goals in 2023 and beyond.”

"For the fourth quarter and full-year 2022 we exceeded both our revenue growth and adjusted EBITDA outlook, which we believe reflects the resilience of our market, the strength of our business model, and the mission-critical nature of the services our MSP Partners provide,” added N-able executive vice president and CFO Tim O’Brien. “As we look ahead to 2023, we intend to continue to invest in enhancing our offerings, bringing new products to market, and executing on our go-to-market strategies to capitalize on our market opportunity in a profitable and sustainable manner.”

Fourth quarter 2022 financial highlights:

•Total revenue of $95.8 million, representing approximately 7% year-over-year growth, or approximately 13% year-over-year growth on a constant currency basis.
•Subscription revenue of $93.4 million, representing approximately 7% year-over-year growth, or approximately 13% year-over-year growth on a constant currency basis.
•GAAP gross margin of 84.3% and non-GAAP gross margin of 85.0%.
•GAAP net income of $7.0 million, or $0.04 per diluted share, and non-GAAP net income of $18.0 million, or $0.10 per diluted share.
•Adjusted EBITDA of $31.2 million, representing an adjusted EBITDA margin of 32.6%.

Full-year 2022 financial highlights:

•Total revenue of $371.8 million, representing approximately 7% year-over-year growth, or approximately 13% year-over-year growth on a constant currency basis.
•Subscription revenue of $362.6 million, representing approximately 8% year-over-year growth, or approximately 13% year-over-year growth on a constant currency basis.
•GAAP gross margin of 84.2% and non-GAAP gross margin of 85.2%.
•GAAP net income of $16.7 million, or $0.09 per diluted share, and non-GAAP net income of $61.8 million, or $0.34 per diluted share.
•Adjusted EBITDA of $114.7 million, representing an adjusted EBITDA margin of 30.9%.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

Additional highlights for the fourth quarter of 2022 include:

•N-able was awarded “Security Vendor of the Year” for the value it provides helping customers and partners stay ahead of ever-evolving IT threats, and “Backup and Archive Innovation of the Year” for Cove Data Protection, at the 13th annual SDC Awards ceremony held in London. Winners are selected by the voting public and readers of Digitalization World’s stable of publications.
•N-able’s Empower Partner Conference was held in Las Vegas, NV, in early October, with a multi-day event entitled “Own the Cloud” to discuss and debate industry trends, best practices, and opportunities attended by more than 450 partners and 35 sponsors from around the world.
•N-able hosted its first in-person distributor conference since before the COVID-19 pandemic in Salzburg, Austria, as it continues to expand its distribution landscape across Latin America, Europe, and the Middle East, bringing the total number of N-able distributors to over 80, spanning across 50 countries and reaching around 6,500 MSPs and IT resellers.

Balance Sheet

At December 31, 2022, total cash and cash equivalents were $98.8 million and total debt, net of debt issuance costs, was $337.0 million.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until N-able files its Annual Report on Form 10-K for the period. Information about N-able's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.” In addition, through July 19, 2021, the date of completion of N-able’s separation from SolarWinds Corporation (“SolarWinds”), N-able operated as part of SolarWinds and the financial results for the periods through such date have been prepared from SolarWinds’ historical accounting records and presented on a stand-alone basis as if N-able’s business’ operations had been conducted independently from SolarWinds. While the allocations and estimates in these carve-out financials are based on assumptions that N-able’s management believes are reasonable, the financial results presented may not be indicative of the financial position, results of operations and cash flows of N-able in the future or if N-able had been a separate, stand-alone publicly traded entity during the periods presented. N-able’s financial results for the period from July 20, 2021, through December 31, 2022, are based on our reported results as a stand-alone company.

Financial Outlook

As of February 23, 2023, N-able is providing its financial outlook for the first quarter of 2023 and full-year 2023. The financial information below represents forward-looking non-GAAP financial information, including adjusted EBITDA. These non-GAAP financial measures exclude, among other items mentioned below, amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense (benefit), interest expense, net, unrealized foreign currency (gains) losses, acquisition related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

The financial outlook provided below reflects N-able's expectations, as of the date of this release, regarding the impact on its business of changing FX rates and current macroeconomic dynamics.

Financial Outlook for the First Quarter of 2023

N-able management currently expects to achieve the following results for the first quarter of 2023:

•Total revenue in the range of $97.5 to $98.0 million, representing approximately 7% to 8% year-over-year growth, or approximately 11% to 12% growth on a constant currency basis.
•Adjusted EBITDA in the range of $29.0 to $29.5 million, representing approximately 30% of total revenue.

Financial Outlook for Full-Year 2023

N-able management currently expects to achieve the following results for the full-year 2023:

•Total revenue in the range of $408 to $412 million, representing 10% to 11% year-over-year growth, or 11% to 12% year-over-year growth on a constant currency basis.
•Adjusted EBITDA in the range of $122 to $126 million, representing approximately 30% to 31% of total revenue.

Additional details on the company's outlook will be provided on the conference call.

Conference Call and Webcast

In conjunction with this announcement, N-able will host a conference call today to discuss its financial results, business and business outlook at 8:30 a.m. ET on February 23, 2023. A live webcast of the call will be available on the N-able Investor Relations website at http://investors.n-able.com. A live dial-in will be available domestically at +1 (844) 200-6205 and internationally at +1 (929) 526-1599. To access the live call, please dial in 5-10 minutes before the scheduled start time and enter the conference passcode 206883 to gain access to the conference call. A replay of the webcast will be available on a temporary basis shortly after the event on the N-able Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter and full year 2022 and the impact of macroeconomic conditions on our business. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be signified by terms such as “aim,” “anticipate,” “believe,” “continue,” “expect,” “feel,” “intend,” “estimate,” “seek,” “plan,” “may,” “can,” “could,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to our spin-off from SolarWinds into a newly created and separately traded public company, including that the spin-off could disrupt or adversely affect our business, results of operations and financial condition, that the spin-off may not achieve some or all of any anticipated benefits with respect to our business, that the distribution, together with certain related transactions, may not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, which could result in N-able incurring significant tax liabilities, and, in certain circumstances, requiring us to indemnify SolarWinds for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement; (b) the possibility that the global COVID-19 pandemic may continue to adversely affect our business, results of operations and financial condition or the impact of the COVID-19 pandemic on the global economy or on the business operations and financial conditions of our customers, their end-customers and our prospective customers; (c) the impact of adverse economic conditions; (d) our ability to sell subscriptions to new managed service providers (“MSP”) partners, to sell additional solutions to our existing MSP partners and to increase the usage of our solutions by our existing MSP partners, as well as our ability to generate and maintain MSP partner loyalty; (e) any decline in our renewal or net retention rates; (f) the possibility that general economic conditions or uncertainty may cause information technology spending to be reduced or purchasing decisions to be delayed, including as a result of the COVID-19 pandemic, inflation, actions taken by central banks to counter inflation, rising interest rates, war and political unrest, military conflict (including between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally, or that such factors may otherwise harm our business, financial condition or results of operations; (g) any inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (h) any inability to successfully identify, complete and integrate acquisitions and manage our growth effectively; (i) risks associated with our international operations; (j) foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (k) risks that cyberattacks, including the cyberattack on SolarWinds’ Orion Software Platform and internal systems announced by SolarWinds in December 2020, or the Cyber Incident, and other security incidents may result, in compromises or breaches of our, our MSP partners’, or their SME customers’ systems, the insertion of malicious code, malware, ransomware or other vulnerabilities into our, our MSP partners’, or their SME customers’ environments, the exploitation of vulnerabilities in our, our MSP partners’, or their SME customers’ security, the theft or misappropriation of our, our MSP partners’, or their SME customers’ proprietary and confidential information, and interference with our, our MSP partners’, or their SME customers’ operations, exposure to legal and other liabilities, higher MSP partner and employee attrition and the loss of key personnel, negative impacts to our sales, renewals and upgrades and reputational harm and other serious negative consequences, any or all of which could materially harm our business; (l) our status as a controlled company; (m) our ability to attract and retain qualified employees and key personnel as a standalone public company; (n) the timing and success of new product introductions and product upgrades by us or our competitors; (o) our ability to protect and defend our intellectual property and not infringe upon others’ intellectual property; (p) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (q) our indebtedness, including increased borrowing costs resulting from rising interest rates, potential restrictions on our operations and the impact of events of default; (r) our ability to operate our business internationally and increase sales of our solutions to our MSP partners located outside of the United States; and (s) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in N-able’s Annual Report on Form 10-K for the year ended December 31, 2021, that N-able filed with the SEC on March 8, 2022; in the Quarterly Report on Form 10-Q for the period ended March 31, 2022, that N-able filed with the SEC on May 12, 2022; and those that will be discussed in the Annual Report on Form 10-K for the period ended December 31, 2022 that N-able anticipates filing on or before March 31, 2023. All information provided in this release is as of the date hereof and N-able undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.

N-able also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).

N-able's management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

Non-GAAP Gross Margin, Non-GAAP Operating Income and Non-GAAP Operating Margin. We provide non-GAAP total cost of revenue, non-GAAP gross margin, non-GAAP operating expense and non-GAAP operating income and related non-GAAP gross and operating margins excluding such items as stock-based compensation expense and related employer-paid payroll taxes, amortization of acquired intangible assets, acquisition related costs, spin-off costs and restructuring costs and other. Management believes these measures are useful for the following reasons:

•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes associated with our employees’ participation in N-able's stock-based incentive compensation plans. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not necessarily correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Acquisition Related Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude acquisition related costs allows investors to better review and understand the historical and current results of our continuing operations and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Spin-off Costs. We exclude certain expense items resulting from the spin-off into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, system implementation costs and other incremental costs incurred by us related to the separation from SolarWinds. The spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Restructuring Costs and Other. We provide non-GAAP information that excludes restructuring costs such as severance, certain employee relocation costs, and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP gross profit and non-GAAP operating income and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding common shares.

Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as they are measures we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense (benefit), interest expense, net, unrealized foreign currency (gains) losses, acquisition related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our related party debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for revenue contracts denominated in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.

Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition-related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.

About N-able

N-able fuels IT services providers with powerful software solutions to monitor, manage, and secure their customers’ systems, data, and networks. Built on a scalable platform, we offer secure infrastructure and tools to simplify complex ecosystems, as well as resources to navigate evolving IT needs. We help partners excel at every stage of growth, protect their customers, and expand their offerings with an ever-increasing, flexible portfolio of integrations from leading technology providers. n-able.com

© 2023 N-able, Inc. All rights reserved.

Source: N-able, Inc.
Category: Financial
CONTACTS:

Investors:	Media:
Tim O'Brien ir@n-able.com	Kim Cecchini Phone: 919.957.5019 pr@n-able.com	Geoffrey Mogilner Phone: 773.257.3512 geoffrey.mogilner@n-able.com

N-able, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$98,847	$66,736
Accounts receivable, net of allowances of $1,330 and $1,653 as of December 31, 2022 and 2021, respectively	34,798	33,041
Income tax receivable	7,814	7,250
Prepaid and other current assets	12,697	13,962
Total current assets	154,156	120,989
Property and equipment, net	37,404	38,748
Operating lease right-of-use assets	31,752	36,206
Deferred taxes	795	1,681
Goodwill	828,795	840,923
Intangible assets, net	8,873	8,066
Other assets, net	17,082	9,086
Total assets	$1,078,857	$1,055,699
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,544	$5,865
Due to affiliates	—	464
Accrued liabilities and other	35,630	30,944
Current operating lease liabilities	5,771	4,830
Income taxes payable	1,629	4,600
Current portion of deferred revenue	11,740	10,675
Current debt obligation	3,500	3,500
Total current liabilities	61,814	60,878
Long-term liabilities:
Deferred revenue, net of current portion	387	223
Non-current deferred taxes	2,783	2,632
Non-current operating lease liabilities	33,110	37,822
Long-term debt, net of current portion	333,488	335,379
Other long-term liabilities	5,204	410
Total liabilities	436,786	437,344
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 550,000,000 shares authorized and 180,849,537 and 179,049,429 shares issued and outstanding as of December 31, 2022 and 2021, respectively	181	179
Preferred stock, $0.001 par value: 50,000,000 shares authorized and 50,000,000 shares issued and outstanding as of December 31, 2022 and 2021, respectively	—	—
Additional paid-in capital	632,871	602,996
Accumulated other comprehensive (loss) income	(7,815)	15,053
Retained earnings	16,834	127
Total stockholders' equity	642,071	618,355
Total liabilities and stockholders' equity	$1,078,857	$1,055,699

N-able, Inc.
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue:
Subscription and other revenue	$95,755	$89,503	$371,769	346,456
Cost of revenue:
Cost of revenue	14,641	12,311	56,133	46,677
Amortization of acquired technologies	434	997	2,477	5,755
Total cost of revenue	15,075	13,308	58,610	52,432
Gross profit	80,680	76,195	313,159	294,024
Operating expenses:
Sales and marketing	31,078	32,288	125,301	112,678
Research and development	16,820	14,767	63,484	53,959
General and administrative	17,006	19,095	71,125	80,575
Amortization of acquired intangibles	1,467	1,547	5,853	13,482
Total operating expenses	66,371	67,697	265,763	260,694
Operating income	14,309	8,498	47,396	33,330
Other expense:
Interest expense, net	(6,393)	(4,761)	(18,852)	(20,472)
Other income (expense), net	2,442	201	1,881	(1,266)
Total other expense	(3,951)	(4,560)	(16,971)	(21,738)
Income before income taxes	10,358	3,938	30,425	11,592
Income tax expense	3,373	1,882	13,718	11,479
Net income	$6,985	$2,056	$16,707	$113
Net income per share:
Basic earnings per share	$0.04	$0.01	$0.09	$0.00
Diluted earnings per share	$0.04	$0.01	$0.09	$0.00
Weighted-average shares used to compute net income per share:
Shares used in computation of basic earnings per share	180,712	178,950	180,136	167,460
Shares used in computation of diluted earnings per share	182,162	180,234	181,297	168,667

N-able, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net income	$6,985	$2,056	$16,707	$113
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,170	8,713	24,440	33,771
(Benefit from) provision for doubtful accounts	(461)	604	(323)	2,153
Stock-based compensation expense	8,449	8,468	36,527	29,430
Amortization of debt issuance costs	404	408	1,623	732
Loss on lease modification	—	271	—	271
Deferred taxes	(1,636)	513	(1,423)	(1,913)
Operating lease right-of-use assets, net	(15)	(2,548)	(1,168)	(741)
(Gain) loss on foreign currency exchange rates	(2,135)	238	(1,246)	1,433
Gain on contingent consideration	(249)	—	(83)	—
Other non-cash expenses	105	—	148	—
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(3,710)	2,668	(3,432)	(5,567)
Income taxes receivable	2,235	(4,899)	(567)	(5,999)
Prepaid expenses and other assets	680	(372)	283	(10,673)
Accounts payable	813	1,283	(1,624)	(455)
Due to and from affiliates	—	(468)	(402)	(8,302)
Accrued liabilities and other	(123)	(723)	3,003	11,923
Accrued related party interest payable	—	—	—	(2,477)
Income taxes payable	(278)	2,174	(3,188)	158
Deferred revenue	865	565	1,358	1,253
Other long-term assets	299	231	780	231
Net cash provided by operating activities	18,398	19,182	71,413	45,341
Cash flows from investing activities
Purchases of property and equipment	(3,144)	(11,255)	(12,834)	(30,664)
Purchases of intangible assets	(4,664)	(1,249)	(8,176)	(4,169)
Acquisitions, net of cash acquired	103	—	(9,199)	—
Net cash used in investing activities	(7,705)	(12,504)	(30,209)	(34,833)
Cash flows from financing activities
Proceeds from Private Placement, net of $9,000 of issuance costs	—	—	—	216,000
Distribution of net proceeds from Private Placement to Parent	—	—	—	(216,000)
Payments of tax withholding obligations related to restricted stock units	(1,972)	(1,849)	(8,325)	(2,230)
Exercise of stock options	77	5	108	23
Proceeds from issuance of common stock under employee stock purchase plan	—	—	1,315	—
Proceeds from Credit Agreement	—	—	—	350,000
Repayments of borrowings due to affiliates	—	—	—	(372,650)
Repayments of borrowings from Credit Agreement	(875)	(875)	(3,500)	(875)
Net transfers from (to) Parent	—	863	—	(6,515)
Payment for debt issuance costs	—	—	—	(10,075)
Net cash used in financing activities	(2,770)	(1,856)	(10,402)	(42,322)
Effect of exchange rate changes on cash and cash equivalents	3,195	342	1,309	(1,240)
Net increase (decrease) in cash and cash equivalents	11,118	5,164	32,111	(33,054)
Cash and cash equivalents
Beginning of period	87,729	61,572	66,736	99,790
End of period	$98,847	$66,736	$98,847	$66,736

Supplemental disclosure of cash flow information
Cash paid for interest	$5,322	$2,591	$15,570	$20,387
Cash paid for income taxes	$3,146	$4,044	$16,303	$19,029

Supplemental disclosure of non-cash activities:
Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	$(156)	$(404)	$(728)	$1,138
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$—	$967	$31,079

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share information)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

GAAP cost of revenue	$15,075	$13,308	$58,610	$52,432
Stock-based compensation expense and related employer-paid payroll taxes	(263)	(277)	(1,218)	(1,042)
Amortization of acquired technologies	(434)	(997)	(2,477)	(5,755)
Restructuring costs and other	(20)	—	(61)	—
Non-GAAP cost of revenue	$14,358	$12,034	$54,854	$45,635

GAAP gross profit	$80,680	$76,195	$313,159	$294,024
Stock-based compensation expense and related employer-paid payroll taxes	263	277	1,218	1,042
Amortization of acquired technologies	434	997	2,477	5,755
Restructuring costs and other	20	—	61	—
Non-GAAP gross profit	$81,397	$77,469	$316,915	$300,821

GAAP sales and marketing expense	$31,078	$32,288	$125,301	$112,678
Stock-based compensation expense and related employer-paid payroll taxes	(2,919)	(2,592)	(12,500)	(9,029)
Acquisition related costs	(3)	—	(21)	—
Restructuring costs and other	(429)	51	(441)	50
Spin-off costs	—	—	—	(448)
Non-GAAP sales and marketing expense	$27,727	$29,747	$112,339	$103,251

GAAP research and development expense	$16,820	$14,767	$63,484	$53,959
Stock-based compensation expense and related employer-paid payroll taxes	(1,463)	(1,248)	(6,400)	(4,757)
Acquisition related costs	(16)	—	(48)	—
Restructuring costs and other	(678)	(70)	(1,028)	(138)
Spin-off costs	—	(2)	—	(309)
Non-GAAP research and development expense	$14,663	$13,447	$56,008	$48,755

GAAP general and administrative expense	$17,006	$19,095	$71,125	$80,575
Stock-based compensation expense and related employer-paid payroll taxes	(4,033)	(4,618)	(17,540)	(15,264)
Acquisition related costs	236	—	(220)	87
Restructuring costs and other	(555)	(271)	(1,132)	(334)
Spin-off costs	(268)	(1,101)	(1,616)	(14,896)
Non-GAAP general and administrative expense	$12,386	$13,105	$50,617	$50,168

GAAP operating income	$14,309	$8,498	$47,396	$33,330
Amortization of acquired technologies	434	997	2,477	5,755
Amortization of acquired intangibles	1,468	1,547	5,854	13,482
Stock-based compensation expense and related employer-paid payroll taxes	8,678	8,735	37,658	30,092
Acquisition related costs	(217)	—	289	(87)
Restructuring costs and other	1,682	290	2,662	422
Spin-off costs	268	1,103	1,616	15,653
Non-GAAP operating income	$26,622	$21,170	$97,952	$98,647
GAAP operating margin	14.9%	9.5%	12.7%	9.6%

Non-GAAP operating margin	27.8%	23.7%	26.3%	28.5%

GAAP net income	$6,985	$2,056	$16,707	$113
Amortization of acquired technologies	434	997	2,477	5,755
Amortization of acquired intangibles	1,468	1,547	5,854	13,482
Stock-based compensation expense and related employer-paid payroll taxes	8,678	8,735	37,658	30,092
Acquisition related costs	(217)	—	289	(87)
Restructuring costs and other	1,682	290	2,662	422
Spin-off costs	268	1,103	1,616	15,653
Tax benefits associated with above adjustments (1)	(1,332)	(1,300)	(5,430)	(6,445)
Non-GAAP net income	$17,966	$13,428	$61,833	$58,985

GAAP diluted earnings per share	$0.04	$0.01	$0.09	$0.00
Non-GAAP diluted earnings per share	$0.10	$0.07	$0.34	$0.35

Shares used in computation of diluted earnings per share:	182,162	180,234	181,297	168,667
_________________
(1) The tax benefits associated with non-GAAP adjustments for the three and twelve months ended December 31, 2022, and 2021, respectively, is calculated utilizing the Company's individual statutory tax rates for each impacted subsidiary.

N-able, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Net income	$6,985	$2,056	$16,707	$113
Amortization	2,643	3,123	11,191	20,384
Depreciation	3,527	5,589	13,249	13,385
Income tax expense	3,373	1,882	13,718	11,479
Interest expense, net	6,393	4,761	18,852	20,472
Unrealized foreign currency (gains) losses	(2,135)	238	(1,246)	1,433
Acquisition related costs	(217)	—	289	(87)
Spin-off costs	268	1,103	1,616	15,653
Stock-based compensation expense and related employer-paid payroll taxes	8,678	8,735	37,658	30,092
Restructuring costs and other	1,682	290	2,662	422
Adjusted EBITDA	$31,197	$27,777	$114,696	$113,346
Adjusted EBITDA margin	32.6%	31.0%	30.9%	32.7%

N-able, Inc.
Reconciliation of GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(In thousands, except percentages)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	Growth Rate	2022	2021	Growth Rate

GAAP subscription revenue	$93,392	$87,253	7.0%	$362,609	$336,845	7.6%
Estimated foreign currency impact (1)	5,291	—	6.1	18,955	—	5.6
Non-GAAP subscription revenue on a constant currency basis	$98,683	$87,253	13.1%	$381,564	$336,845	13.3%

GAAP other revenue	$2,363	$2,250	5.0%	$9,160	$9,611	(4.7)%
Estimated foreign currency impact (1)	69	—	3.1	192	—	2.0
Non-GAAP other revenue on a constant currency basis	$2,432	$2,250	8.1%	$9,352	$9,611	(2.7)%

GAAP subscription and other revenue	$95,755	$89,503	7.0%	$371,769	$346,456	7.3%
Estimated foreign currency impact (1)	5,360	—	6.0	19,147	—	5.5
Non-GAAP subscription and other revenue on a constant currency basis	$101,115	$89,503	13.0%	$390,916	$346,456	12.8%
_________________
(1) The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three and twelve months ended December 31, 2022.

N-able, Inc.
Reconciliation of Unlevered Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Net cash provided by operating activities	$18,398	$19,182	$71,413	$45,341
Capital expenditures (1)	(7,808)	(12,504)	(21,010)	(34,833)
Free cash flow	10,590	6,678	50,403	10,508
Cash paid for interest, net of cash interest received	5,322	2,591	15,570	20,387
Cash paid for acquisition related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items	1,677	1,082	8,881	16,763
Unlevered free cash flow (excluding forfeited tax shield)	17,589	10,351	74,854	47,658
Forfeited tax shield related to interest payments (2)	—	(283)	—	(4,116)
Unlevered free cash flow	$17,589	$10,068	$74,854	$43,542
_________________
(1) Includes purchases of property and equipment and purchases of intangible assets.
(2) Forfeited tax shield related to interest payments assumes a statutory rate of 26.5% for the three and twelve months ended December 31, 2021.